Pricing Supplement No. 151L Dated September 26, 2003 (To Prospectus dated August 19, 2003 and Prospectus Supplement dated August 19, 2003)	Rule 424(b)(2) File No. 333-107207 CUSIP #: 46623E BN8

J.P. MORGAN CHASE & CO.

[X]	Senior Medium-Term Notes, Series C Due From Nine Months to Thirty Years from Date of Issue

[ ]	Subordinated Medium Term Notes, Series A Due From Nine Months to Thirty Years from Date of Issue

Principal Amount:	$50,000,000
Issue Price	100%
Commission or Discount:	$75,000
Proceeds to Company	$49,925,000

Principal Amount
Agents	To be Purchased

J.P. MORGAN SECURITIES INC	$49,000,000
Bear, Stearns & Co., Inc.	$500,000
Sandler O’Neill & Partners, L.P.	$500,000

Agents’ Capacity: if as principal	[ ] As agent	[X] As principal

[ ]	The Notes are being offered at varying prices relating to prevailing market prices at the time of sale. SEE BELOW
[X]	The Notes are being offered at a fixed initial public offering price equal to the Issue Price (as a percentage of Principal Amount).

Original Issue Date:	September 29, 2003
Stated Maturity:	September 29, 2006

Form: [X] Book-entry [   ] Certificated

Currency: U.S. Dollars

[   ] Fixed Rate Note:

[X] Floating Rate Note:	CD [ ]	Commercial Paper Rate [ ]	LIBOR Telerate [X]	LIBOR Reuters [ ]
	Treasury Rate [ ]	Prime Rate [ ]	CMT [ ]

Interest Payment Dates:

     Quarterly on the 29th or next good business day of March, June, September and December, via modified following business day convention, commencing December 29, 2003.

Interest Reset Dates: The 29th or next good business day of March, June, September and December, via modified following business day convention, commencing December 29, 2003.

Index Maturity: 3-month LIBOR
Spread (+/-): +15 BP
Multiplier: Not Applicable
Maximum Interest Rate: Not Applicable      Minimum Interest Rate: 0%
Optional Redemption: Yes [   ] No [X]